UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2006

CNL HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)
420 South Orange Avenue, Suite 700, Orlando, Florida 32801 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (407) 650-1510

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with Mark Patten

On June 15, 2006, CNL Hotels & Resorts, Inc. (the “Company”) entered into an employment agreement with Mark Patten (the “Patten Employment Agreement”). Pursuant to the Patten Employment Agreement, Mr. Patten has agreed to serve as Chief Accounting Officer of the Company, effective as of the Effective Time (as defined in the amended and restated agreement and plan of merger, dated as of April 3, 2006, by and among the Company and the other parties thereto (the “Merger Agreement”)). The Patten Employment Agreement will become effective only if the merger contemplated by the Merger Agreement (the “Merger”) is consummated. The initial term of the Patten Employment Agreement is from the Effective Time through December 31, 2009.

Under the Patten Employment Agreement, Mr. Patten will receive an annual salary of $257,000, and may receive an annual increase in the sole discretion of the Company’s Board of Directors or the Compensation Committee of the Board. Mr. Patten is also eligible to participate in the Company’s bonus plan, which will set forth various achievement or performance criteria that if achieved will entitle Mr. Patten to receive a specified percentage of his salary. This bonus will be payable at three levels: at the threshold level, Mr. Patten will receive 50% of base salary; at the target level, Mr. Patten will receive 75% of base salary; and at the maximum level, Mr. Patten will receive 100% of base salary. In addition, Mr. Patten will participate in any group life, disability, health and other benefit plans that the Company adopts and will receive additional disability insurance benefits.

Mr. Patten will be granted 18,000 shares of common stock in the form of stock units which will vest in equal installments on December 31, 2006, December 31, 2007, December 31, 2008, and December 31, 2009, if he remains in service with the Company, and he will be granted 82,000 shares of common stock in the form of stock units which will be subject to vesting based on the achievement of certain performance criteria over partial year, annual and cumulative performance periods starting December 31, 2006 and ending on the last day of each calendar year through December 31, 2009.

The Patten Employment Agreement provides that in the event Mr. Patten’s employment is terminated by the Company without cause or by Mr. Patten for good reason, including a “change in control” (as defined in the Patten Employment Agreement), he will be entitled to severance benefits. These benefits include a severance payment and continuing health benefits. In the event Mr. Patten’s employment is terminated by the Company without cause or by Mr. Patten for good reason, all of the outstanding and unvested shares of common stock that would have vested in the calendar year employment terminates (treating the performance criteria for the year of termination as fully satisfied) will be vested. In the event of a “change in control,” all outstanding awards of shares will be vested. Mr. Patten will also receive severance benefits in the event the Patten Employment Agreement is not renewed by the Company.

The Patten Employment Agreement includes covenants protecting the Company’s confidential information and intellectual property and covenants regarding non-solicitation and non-competition. The Patten Employment Agreement resulted from an arms-length negotiation between the Company and Mr. Patten.

Employment Agreement with Marcel Verbaas

On June 15, 2006, the Company entered into an employment agreement with Marcel Verbaas (the “Verbaas Employment Agreement”). Pursuant to the Verbaas Employment Agreement, Mr. Verbaas has agreed to serve as Chief Investment Officer of the Company, effective as of the Effective Time. The Verbaas Employment Agreement will become effective only if the Merger is consummated. The initial term of the Verbaas Employment Agreement is from the Effective Time through December 31, 2009.

Under the Verbaas Employment Agreement, Mr. Verbaas will receive an annual salary of $281,000, and may receive an annual increase in the sole discretion of the Company’s Board of Directors or the Compensation Committee of the Board. Mr. Verbaas is also eligible to participate in the Company’s bonus plan, which will set forth various achievement or performance criteria that if achieved will entitle Mr. Verbaas to receive a specified percentage of his salary. This bonus will be payable at three levels: at the threshold level, Mr. Verbaas will receive 50% of base salary; at the target level, Mr. Verbaas will receive 75% of base salary; and at the maximum level, Mr. Verbaas will receive 100% of base salary. In addition, Mr. Verbaas will participate in any group life, disability, health and other benefit plans that the Company adopts and will receive additional disability insurance benefits.

Mr. Verbaas will be granted 21,600 shares of common stock in the form of stock units which will vest in equal installments on December 31, 2006, December 31, 2007, December 31, 2008, and December 31, 2009, if he remains in service with the Company, and he will be granted 98,400 shares of common stock in the form of stock units which will be subject to vesting based on the achievement of certain performance criteria over partial year, annual and cumulative performance periods starting December 31, 2006 and ending on the last day of each calendar year through December 31, 2009.

The Verbaas Employment Agreement provides that in the event Mr. Verbaas’ employment is terminated by the Company without cause or by Mr. Verbaas for good reason, including a “change in control” (as defined in the Verbaas Employment Agreement), he will be entitled to severance benefits. These benefits include a severance payment and continuing health benefits. In the event Mr. Verbaas’ employment is terminated by the Company without cause or by Mr. Verbaas for good reason, all of the outstanding and unvested shares of common stock that would have vested in the calendar year employment terminates (treating the performance criteria for the year of termination as fully satisfied) will be vested. In the event of a “change in control,” all outstanding awards of shares will be vested. Mr. Verbaas will also receive severance benefits in the event the Verbaas Employment Agreement is not renewed by the Company.

The Verbaas Employment Agreement includes covenants protecting the Company’s confidential information and intellectual property and covenants regarding non-solicitation and non-competition. The Verbaas Employment Agreement resulted from an arms-length negotiation between the Company and Mr. Verbaas.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Patten, 42 years of age, has served as the Company’s Senior Vice President and Chief Accounting Officer since April 2004 and has served as the Senior Vice President and Chief Accounting Officer of CNL Hospitality Corp., the Company’s advisor (the “Advisor”), since February 2004. Mr. Patten is primarily responsible for the Company’s financial accounting and reporting areas and Securities and Exchange Commission (“SEC”) compliance. In these capacities, Mr. Patten works closely with the Company’s Audit Committee and the Company’s Chief Financial Officer in, among other things, establishing and maintaining efficient and effective disclosure controls and compliance with SEC rules and regulations. Mr. Patten brings 19 years of experience in the areas of accounting, SEC reporting and corporate finance. Prior to his employment with the Advisor, Mr. Patten served for less than one year as the Chief Financial Officer of SRK Management Company, served two years with Danka Office Imaging Systems, a publicly-traded provider of office imaging equipment and services as Vice President of Finance, two years as Chief Financial Officer of World Commerce Online, a publicly-traded software development firm, and nearly two years as Chief Accounting Officer and Assistant Corporate Secretary for Vistana Inc., a publicly-traded developer and operator of timeshare resorts. In addition, Mr. Patten spent 13 years with KPMG, including two years in KPMG's Department of Professional Practice in New York and was elected into the partnership of KPMG in 1997. Mr. Patten received a B.A. in accounting from the University of Florida in 1986 and received his certification as a public accountant in 1988.

A brief description of the material terms of the Patten Employment Agreement is included in Item 1.01 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

Date: June 21, 2006	By:	/s/ C. Brian Strickland
Name: C. Brian Strickland
Title: Executive Vice President, Chief Financial Officer and Treasurer